As filed with the Securities and Exchange Commission on
                      April 22, 1997.
                                     Registration No.
                                          333-___________


             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549
                     ___________________

                          FORM S-8
                   REGISTRATION STATEMENT
                            UNDER
                 THE SECURITIES ACT OF 1933
                     ___________________

       TALBERT MEDICAL MANAGEMENT HOLDINGS CORPORATION
   (Exact name of registrant as specified in its charter)
                     ___________________

    Delaware                               33-0730363
(State or other jurisdiction of         (I.R.S. Employer
incorporation or organization)         Identification No.)

                       3540 Howard Way
              Costa Mesa, California 92626-1417
                       (714) 436-4800
          (Address of principal executive offices)
                     ___________________

    THE FHP INTERNATIONAL CORPORATION 401(K) SAVINGS PLAN
          THE FHP INTERNATIONAL CORPORATION PAYSOP
                  (Full title of the plans)

                     Jack D. Massimino
       Talbert Medical Management Holdings Corporation
                       3540 Howard Way
             Costa Mesa, California  92626-1417
           (Name and address of agent for service)
Telephone number, including area code, of agent for service:
                       (714) 436-4800
                     ___________________

              CALCULATION  OF REGISTRATION  FEE




                                   Proposed    Proposed
                                   maximum     maximum
Title of            Amount         offering    aggregate       Amount of
securities          to be          price       offering        registration
to be registered    registered     per unit    price           fee

Common Stock,       140,000<1>,<2> $21.50<3>   $3,010,000<3>   $913<3>
$0.01 par value  shares

Rights to Purchase  140,000             -            -             -
Common Stock       rights

Interests in the Plans   -              -            -             -

___________

<1>   This Registration Statement covers, in addition to the
      number of shares of Common Stock and Rights stated above, other rights to purchase or acquire the shares of Common Stock and Rights covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, an indeterminate number of shares, Rights and interests in The FHP International Corporation 401(k) Savings Plan and The FHP International Corporation PAYSOP which by reason of certain events specified in the plans may become subject to the plans.

<2>   This Registration Statement also includes rights in
      respect of such Common Stock pursuant to the Stockholder
      Rights Agreement between the Company and American Stock
      Transfer & Trust Company.

<3>   Calculated pursuant to Rule 457(h).

      The Exhibit Index for this Registration Statement is at page S-5.



                           PART I

                 INFORMATION REQUIRED IN THE
                  SECTION 10(a) PROSPECTUS


       The documents containing the information specified in
Part I of Form S-8 (plan information and registrant information) will be sent or given to optionees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                           PART II

                 INFORMATION REQUIRED IN THE
                   REGISTRATION STATEMENT


ITEM 3.     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The following documents filed with the Commission by Talbert Medical Management Holdings Corporation (the "Company") and The FHP International Corporation 401(k) Savings Plan (formerly known as the FHP International Corporation Employee Stock Ownership Plan, herein referred to as the "Savings Plan" and of which the FHP International Corporation PAYSOP (the "PAYSOP") was a part until the spin off of the PAYSOP from the Savings Plan was effected by the acquisition transaction of FHP International Corporation ("FHP") and PacifiCare Health Systems, Inc. ("PacifiCare")) are incorporated herein by reference:

  (a) The Company's Prospectus dated April 21, 1997 filed with the Commission pursuant to Rule 424(b) under the Securities Act on December 12, 1996, as amended, which contains audited financial statements for the Company's fiscal year ended December 31, 1996;

  (b)  Annual Report on Form 11-K for the FHP International
       Corporation Employee Stock Ownership Plan (as the prior version of the Savings Plan and the PAYSOP) for the fiscal year ended December 31, 1995; and

  (c)  The description of the Company's Common Stock and
       Rights to acquire Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission on April 21, 1997.

       All documents subsequently filed by the Company, the Savings Plan, or the PAYSOP pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.
Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.


ITEM 4.     DESCRIPTION OF SECURITIES

       The Company's Common Stock and Rights to acquire Common
Stock are registered pursuant to Section 12 of the Exchange
Act, and, therefore, the description of the securities is omitted.


ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

       Not Applicable.


ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

       The Company's Certificate of Incorporation contains a provision eliminating or limiting director liability for monetary damages arising from a breach of fiduciary duty as a director, except for liability of a director (i) for any breach of such director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) under the Delaware statutory provision making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock purchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit. As a result of this provision, the ability of the Company or a stockholder thereof to successfully prosecute an action against a director for a breach of his or her duty of care is limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care.

       In addition, the Certificate of Incorporation and the Company's Bylaws provide for mandatory indemnification rights, subject to limited exceptions, to any person who by reason of the fact that he or she is a director or officer of the Company, is involved in a legal proceeding of any nature if he or she acted in good faith and in a manner he or she reasonably believed to be in and not opposed to the best interests of the Company. If such legal proceeding is brought by or in the right of the Company, no indemnification will be made if the person is adjudged to be liable for negligence or misconduct in the performance of his duty to the Company, unless a court finds such person to be entitled to indemnity despite adjudication of liability. Such indemnification rights include reimbursement for expenses incurred by such director or officer in advance of the final disposition of such proceeding in accordance with the applicable provisions of Delaware General Corporation Law.


ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED

       Not applicable.


ITEM 8.     EXHIBITS

       See the attached Exhibit Index on page S-5. The FHP International Corporation Employee Stock Ownership Plan (as the prior version of the Savings Plan and the PAYSOP) was submitted to the IRS on June 11, 1993. The IRS issued a favorable determination letter dated March 10, 1994. The undersigned registrant hereby undertakes to cause the Savings Plan and the PAYSOP, as amended, as well as any subsequent amendments to the IRS in a timely manner and will cause all changes required by the IRS to be made in order to qualify the Savings Plan and the PAYSOP.


ITEM 9.     UNDERTAKINGS

  (a)  The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i)      To include any prospectus
            required by Section 10(a)(3) of the Securities
            Act;

                     (ii)      To reflect in the prospectus
            any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                     (iii)     To include any material
            information with respect to the plan of
            distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            Provided, however, that paragraphs (a)(1)(i) and
  (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the Registration Statement;

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new regis-tration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                         SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on April 9, 1997.



                          By:  /s/  Jack D. Massimino
                               Jack D. Massimino
                          Its: President, Chief
                               Executive Officer and
                               Director


                      POWER OF ATTORNEY

       Each person whose signature appears below constitutes and appoints Jack D. Massimino and Walter R. Stone and each of them, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                    Title                          Date

/s/ Jack D. Massimino        President, Chief Executive     April 9, 1997
Jack D. Massimino            Officer (Principal Executive
                             Officer) and Director

/s/ Walter R. Stone          Vice President, Finance and    April 9, 1997
Walter R. Stone              Treasurer (Principal Financial
                             and Accounting Officer)

/s/ Jack R. Anderson         Director                       April 17, 1997
Jack R. Anderson

/s/Richard M. Burdge, Sr.    Director                       April 10, 1997
Richard M. Burdge, Sr.


/s/ Jeffrey M. Folick        Director                       April 9, 1997
Jeffrey M. Folick

/s/ Warner Heineman          Director                       April 9, 1997
Warner Heineman

                             Director                      April _, 1997
Van B. Honeycutt

/s/ Alan R. Hoops            Director                      April 9, 1997
Alan R. Hoops

/s/ Robert W. Jamplis        Director                      April 9, 1997
Robert W. Jamplis, M.D.

/s/ Robert C. Maxson         Director                      April 9, 1997
Robert C. Maxson

                             Director                      April _, 1997
Westcott W. Price III


       THE SAVINGS PLAN. Pursuant to the requirements of the Securities Act of 1933, The FHP International Corporation
401(k) Savings Plan has duly caused this Registration
Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cypress, State of California, on April 9, 1997.


                          THE FHP INTERNATIONAL CORPORATION
                          401(K) SAVINGS PLAN

                          By:  The FHP International Corporation
                                401(k) Savings Plan Committee


                          By: /s/ Coy Baugh
                               Coy Baugh


                          By: /s/ Judy Ehrenreich
                               Judy Ehrenreich


                          By: /s/ Jeffrey Kuehn
                               Jeffrey Kuehn


                          By:  /s/ Wanda Lee
                               Wanda Lee

       THE PAYSOP. Pursuant to the requirements of the Securities Act of 1933, The FHP International Corporation PAYSOP has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cypress, State of California, on April 9, 1997.


                          THE FHP INTERNATIONAL CORPORATION
PAYSOP

                          By:  The FHP International Corporation
                               PAYSOP Committee



                          By:  /s/ Coy Baugh
                               Coy Baugh


                          By:  /s/ Judy Ehrenreich
                               Judy Ehrenreich


                          By:  /s/ Jeffrey Kuehn
                               Jeffrey Kuehn


                          By:  /s/ Wanda Lee
                               Wanda Lee

                        EXHIBIT INDEX


Exhibit                                           Sequentially
Number            Description                     Numbered Page

4.1      1993 Amendment to the FHP International
         Corporation Employee Stock Ownership Plan
         (amending and restating the FHP International
         Corporation Employee Stock Ownership Plan in its entirety).

4.2      1994-1 Amendment to the FHP International
         Corporation Employee Stock Ownership Plan.

4.3      1994-2 Amendment to the FHP International
         Corporation Employee Stock Ownership Plan.

4.4      1995-1 Amendment to the FHP International
         Corporation Employee Stock Ownership Plan.

4.5      1996-1 Amendment to the FHP International
         Corporation Employee Stock Ownership Plan.

4.6      Resolutions of the Board of Directors
         of FHP International Corporation (amending the FHP International Corporation Employee
         Stock Ownership Plan, establishing The
         FHP International Corporation PAYSOP and renaming the remainder of the FHP International
         Corporation Employee Stock Ownership Plan as "The FHP International Corporation 401(k)
         Savings Plan").

4.7      Resolutions of the Board of Directors of FHP
         International Corporation (amending The FHP
         International Corporation 401(k) Savings Plan and The FHP International Corporation PAYSOP).

4.8      Form of Specimen Certificate for registrant's
         Common Stock.

4.9      Form of Specimen Certificate for Subscription
         Agreement representing rights to purchase shares of registrant's Common Stock.

5.       Opinion of Company Counsel (opinion re legality).

23.1     Consent of Deloitte & Touche LLP, as Independent
         Public Accountants.

23.2     Consent of Deloitte & Touche LLP, as Independent
         Public Accountants.

23.3     Consent of Company Counsel (included in Exhibit 5).

24.      Power of Attorney (included in this
         Registration Statement under "Signatures").